EXHIBIT 10.6

LEASE AGREEMENT

THIS LEASE AGREEMENT (alternatively referred to as either the "Lease" or the "Agreement") is made effective as of the 15th day of January, 2020 by and between ST. JOHN BAPTIST "THE MIGHTY FORTRESS", INC., A Georgia non-profit corporation ("Landlord") and Prudent Senior Services of Georgia, a Georgia corporation ("Tenant").

FOR AND IN CONSIDERATION of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

SECTION 1

DEMISE OF PREMISES AND TERM

1.1 Premises. Landlord, in consideration of the lease payments provided in this Agreement, leases to Tenant certain property containing 8,000 square feet, located at 2415 E Derenne Avenue, Savannah, Georgia 31406, and being that real property more particularly described on Exhibit "A" (the "Property"), together with all improvements located thereon, as shown crosshatched in red on the Floor Plan attached hereto as Exhibit "B" (hereinafter referred to collectively as the "Premises").

1.2 Term and Renewal Term. The term of this Lease shall commence on January 15, 2020 (hereinafter referred to as the "Occupancy Date") and shall terminate at midnight five (5) years thereafter on January 28, 2025 (hereinafter referred to as the "Initial Term"), unless terminated prior thereto pursuant to the terms hereof. However, if the Occupancy Date is not the first day of a calendar month, the Initial Term shall be extended by adding the remainder of the calendar month following the Occupancy Date.

As long as this Lease is in full force and effect, and Tenant is not in default in the performance of its covenants under this Lease, and subject to the conditions hereinafter set forth, Tenant is hereby granted an option (the "Renewal Option") to renew the Lease for two successive period of five (5) additional year(s) (the "Renewal Term"). The Renewal Term shall commence at the expiration of the Initial Term. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord at least three (3) months prior to the expiration of the Initial Term of this Lease. Once Tenant has delivered notice of such exercise to Landlord, Tenant shall have irrevocably exercised the Renewal Option and Tenant may not withdraw the exercise of a Renewal Option, once made. If Tenant fails to give the aforesaid notice within the time permitted, Tenant's Renewal Option shall automatically terminate, and Tenant shall have waived forever its right to extend the term of this Lease.

The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rent during the Renewal Term shall be as indicated in the Lease Payments section below, after the five year initial period the base rent will be increased to the consumer price index at the end of the five year period to adjust for inflation. (ii) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights written consent of the Landlord which would not be unreasonably withheld;

(iii) the Premises will be provided in their then-existing condition (on an "as is" basis in the broadest sense of the term) at the time the Renewal Term commences;

(iv) their shall not be any rent abatement period and Tenant shall not be entitled to any cash payment or allowance of any nature or amount whatsoever.

If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord a lease payment for the Holdover Period at 150% of the Rent rate in effect for the month during which termination of the Lease becomes effective. Such holdover shall constitute a month to month extension of the Lease terminable by Landlord by thirty (30) days prior written notice to Tenant.

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1.3 Removal of Fixtures. Landlord shall have the right to require Tenant to remove any or all fixtures and equipment installed by or for Tenant upon the termination or expiration of the Lease. Tenant may (if not in default hereunder) prior to the expiration of this Lease or any renewal thereof, remove all fixtures and equipment which it has placed in the Premises after the date hereof, provided Tenant restores the Premises to their condition at the installation thereof. All fixtures and equipment not removed shall become the property of Landlord upon termination or expiration of this Lease.

SECTION 2

RENT

2.1 Base Rent. Tenant shall pay to Landlord rental for the Initial Term and Renewal Term hereof according to the following schedule:

Initial Term:

Months	Monthly Rental

1-12 (Jan. 15, 2020-Jan. 31, 2022)	$2,250.00
13-24 (Feb. 1, 2021-Jan. 31, 2022)	$4,000.00
25-36 (Jan. 1, 2022-Dec.31, 2022)	$4,000.00
37-48 (Jan. 1, 2020-Dec. 31, 2021)	$4,000.00
49-60 (Jan.1, 2021-Dec.31, 2022)	$4,000.00

Renewal Term:

Months	Monthly Rental

61-72 (Jan. 1, 2023-Dec. 31, 2023)	$4,000.00
73-84 (Jan. 1, 2024-Dec. 31, 2024)	$4,000.00
85-96 (Jan. 1, 2025-Dec.31, 2025)	$4,000.00

Said monthly rental shall be due, in advance, on the FIRST day of each month commencing on the Occupancy Date (hereinafter referred to as the "Rent"). However, if the Occupancy

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Date is not the first day of a calendar month, Tenant shall, on or before that date, pay the first full month's rent and as Rent for the balance of the first partial month a percentage of the rent specified for the first full calendar month. This percentage shall be determined by a fraction, the numerator of which is the number of days from the Occupancy Date to the end of the calendar month in which that date falls, and the denominator of which is the total number of days in the month. Such payments shall be made to Landlord at:

St. John Baptist Church, "The Mighty

Fortress", Inc. Attn: George P. Lee, HI

522-528 Hartridge Street

Savannah, GA 31401

or such address as may be changed from time to time by Landlord.

2.3. Insurance., The Tenant shall be required to carry commercial liability insurance on the premise in the amount set forth in Section 7 of this lease.

2.4 Personal Property Taxes. Tenant shall pay all taxes assessed on Tenant's personal property on the Premises. If Landlord has paid any such tax in the first instance, as required by the applicable taxing authority, then Tenant shall pay Landlord Tenant's share of such taxes allocable to Tenant's personal property within thirty (30) days after Landlord submits to Tenant copies of said tax bills for the applicable tax year.

2.5 Utilities. Tenant shall pay sixteen percent (20%) of all utility charges for the Premises, including but not limited to electricity, water and sewer, and gas.

2.6 Late Payments. Tenant shall pay a late charge equal to ten percent (10%) of the required monthly payment for each monthly payment that is not received within 10 days after the due date of such late payment.

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2.7 Security Deposit. Tenant has concurrently with the execution of this Lease deposited with Landlord the sum of Four Thousand and No/100 Dollars ($4,000.00) (the "Security Deposit") as security for the full performance of every provision of this Lease by Tenant. Landlord shall apply all or any part of the Security Deposit to cure any default by Tenant hereunder, and Tenant shall promptly restore to the Security Deposit all amounts so applied upon invoice within ten (10) days. If Tenant shall fully perform each provision of this Lease, any portion of the Security Deposit which has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to Tenant without interest within thirty (30) days after the expiration of the full-stated term of the Lease.

SECTION 3

USE

3.1 Use. Tenant shall use, occupy, and operate in the Premises solely as an adult daycare center and for no other purpose whatsoever. Tenant covenants to continuously operate upon the whole of the Premises during business hours of 9:00 am to 5:00 pm, Monday through Friday, or such other hours that may be deemed necessary by the Tenant. Tenant shall not, without Landlord's prior written consent, keep anything within the Premises, or use the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises, and Tenant shall pay as rent the amount of such increase promptly upon demand by Landlord. The Premises shall not be used for any illegal purposes or in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

3.2 Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and made a part hereof by this reference, and with all other Rules and Regulations that Landlord may from time-to-time reasonably adopt for the safety, operation, care, and cleanliness of the Premises or the preservation of good order therein.

3.3 Compliance with Laws. Tenant shall comply, solely at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department, or agency thereof which apply to or result from Tenant's use or occupancy of the Premises. In addition to the foregoing, Tenant shall not cause any Hazardous Materials to be generated, treated, stored, used, installed or disposed of in, on, under or about the Premises or permit any Hazardous Materials to be generated, treated, stored, used, installed or disposed of in or on the Premises, except to the extent consistent with customary and reasonable business practices of typical tenants for uses of the Premises as set forth above in this Lease Agreement that do not endanger the health of any persons on or about the Premises and provided Tenant complies with all legal requirements applicable to such Hazardous Materials. Tenant shall not suffer or permit the Premises, or any part thereof, to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (a) violate any of the provisions of any mortgage to which this Lease is subordinate, (b) violate any legal requirements of any governmental authority, (c) make void or voidable any fire or liability insurance policy then in force with respect to the Premises, (d) make unobtainable from reputable insurance companies authorized to do business in the state where the Premises are located at standard rates any fire insurance with extended coverage or liability or other insurance normally carried with respect to the listed use and required to be furnished by Landlord under the terms of any mortgage to which this Lease is subordinate, (e) cause or, in Landlord's reasonable opinion, be likely to cause physical damage to the Premises or any part thereof, (t) constitute a public or private nuisance, (g) impair, in Landlord's reasonable opinion, the appearance, character or reputation of the Premises; or (h) cause Tenant to default in any of its other obligations under this Lease.

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SECTION 4

ALTERATION, REPAIR, AND MAINTENANCE

4.1 Alterations by Tenant. Tenant shall not make any alterations to (including but not limited to alterations to the exterior, the storefront, signs, and/or utility lines or systems within or serving the Premises) nor secure any fixture or apparatus to the Premises without Landlord's prior written approval. The Tenant will be allowed to have an exterior sign of which approval by landlord would not be unreasonably withheld and sign design and layout will be provided to Landlord for approval before such sign would be allowed. . All alterations, fixtures, betterments, and improvements made to or installed upon the Premises shall remain upon the Premises and shall become Landlord's property upon the expiration or earlier termination of this Lease, unless Landlord shall require Tenant to restore the Premises to its original condition. Landlord has approved Tenant's plans to construct an office and two bathrooms on the Premises, as depicted on that architectural schematic attached hereto as Exhibit "C" and made a part hereof by this reference.

4.2 Repairs by Landlord. Landlord shall keep the foundation, roof, exterior walls, and structural portions of the Premises (except for plate glass windows, doors, door closure devices, and other exterior openings, window and door frames, molding, locks, hardware, and special store fronts) in reasonable repair, provided that Tenant shall give Landlord written notice of the necessity for some repair as same affects the Premises. Landlord shall not be required to make any repairs caused by the act or negligence of Tenant or its agents, employees, subtenants, licensees, or concessionaires.

4.3 Repairs by Tenant. Except for those repairs required by Landlord as stated above, Tenant shall be responsible for all other maintenance and repairs to the Premises. Without limiting the foregoing, Tenant shall keep the interior of the Premises, together with the storefront and all doors of the Premises, and all electrical, plumbing, and any other mechanical installations serving the Premises or located therein, whether or not in or under the floor slab or on the roof of the Premises, in good working order and repair, at its expense. Tenant agrees to employ a suitable contractor approved by Landlord to perform Tenant's obligations for maintenance of the heating, cooling, and ventilating units of the Premises, including at least semiannual inspections and cleaning of the system together with such servicing as each such inspection discloses or as shall be reasonably required by Landlord.

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Tenant shall promptly repair, at its expense, any damage to the Premises caused by bringing into the Premises any property for Tenant's use, or by the installation or removal or such property regardless of fault or by whom such damage may be caused, unless caused solely by the affirmative acts of negligence of Landlord, its agents, or employees. In the event Tenant fails to make such repairs, Landlord may, at its option (but need not), make same, and Tenant agrees to pay Landlord as additional rent the cost thereof promptly upon demand by Landlord. Tenant shall not overload the floor slab, electric wiring, or utilities serving the Premises and shall install at Tenant's sole expense, after first obtaining Landlord's written approval, any additional electric wiring that may be required in connection with Tenant's apparatus, equipment, or fixtures.

Tenant shall keep the Premises in good, clean, and habitable condition and at its expense free of insects, rodents, vermin, and other pests. If Tenant does not make a required repair within ten (10) days after it receives Landlord's written notice, Landlord may make the repair without liability to Tenant for resulting loss or damage to Tenant's stock or business. In that case, Tenant shall pay to Landlord, upon demand and as additional rent under this Lease, the cost of repairs plus 15% per annum interest. Such interest shall accrue continuously from the date of payment by Landlord until repayment by Tenant.

4.4 Liens. Neither Tenant nor anyone claiming through the Tenant shall have the right to file mechanics' liens or any other kind of lien on the Premises. Further, Tenant agrees to give actual advance notice to any contractors, subcontractors, or suppliers of goods, labor, or services that such liens will not be valid.

Tenant hereby indemnifies Landlord against and shall keep the Premises free from liens for any work performed, materials furnished, or obligations incurred by the Tenant. Should liens or claims be filed against the Premises by reason of Tenant's acts or omissions, Tenant shall cause same to be discharged by bond or otherwise within ten (10) days after filing.

4.5 Acceptance of Premises. Tenant accepts the Premises in their present condition as suited for the use intended by Tenant. All improvements to the Premises made by Tenant shall be approved by Landlord prior to commencement as provided above. Landlord has approved Tenant's plans to construct an office and two bathrooms on the Premises, as depicted on that architectural schematic attached hereto as Exhibit "C" and made a part hereof by this reference.

4.6 Notice of Defects. Tenant shall report to Landlord within a reasonable time any defective conditions within the Premises that are known to it and that Landlord is required to repair, and Tenant's negligent failure to so report shall make Tenant responsible for damages resulting from such defective condition.

4.7 Signs and Displays. Tenant shall have the right to add at its costs an exterior sign with the approval of the Landlord in writing. Tenant shall obtain any necessary permits for any sign, awning, or advertising visible from the exterior of the Premises. Landlord shall have the exclusive right to use the roof, and Tenant shall not affix any sign or aerial to the roof of the Premises. ln addition, the provisions regulating signage contained in Exhibit "D'" attached hereto are incorporated herein by reference.

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SECTIONS

DAMAGE, DESTRUCTION, OR CONDEMNATION

5.1 Casualty. Except as otherwise provided herein, if the Premises are damaged by fire or other insured casualty and such damage does not equal or exceed forty percent (40%) of the replacement cost thereof, the damage shall be promptly repaired by Landlord to the extent of the insurance proceeds available therefore. Tenant shall restore Tenant's improvements thereto immediately upon the completion of Landlord's work or simultaneously with such work to the extent practicable. Until repairs to the Premises are completed by Landlord, Rent shall be abated in proportion to the part of the Premises, if any, which is unusable by Tenant in the conduct of its business, but if the damage is due to the fault or neglect of Tenant or its employees, agents, or invitees , there shall be no abatement of rent. If: (a) the Premises is damaged to the extent of more than forty percent (40%) of the replacement cost thereof; or (b) the building in which the Premises is located is damaged by fire or other insured casualty· to the extent of twenty-five percent (25%) or more of the replacement cost thereof; or (c) any damage to the Premises cannot, in Landlord's sole discretion, be repaired within ninety (90) days of the date of such damage; or (d) the Premises is damaged or destroyed during the last thirty percent (30%) of the term hereof, then Landlord may at its sole discretion terminate this Lease by written notice to Tenant.

If Landlord should elect or be obligated pursuant to this Section 5.1 to repair or rebuild because of any damage or destruction, Landlord' s obligation shall be limited to the basic building and any other work or improvements which may have been originally performed or installed at Landlord's expense. If the cost of performing Landlord' s obligations exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefore, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of insurance available for such purpose. Tenant shall replace all work and improvements originally installed or performed by Tenant at its expense.

Upon the termination of this Lease pursuant to the provisions of this Section 5.1, the parties shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and be then unpaid. In the event of such termination, all of Tenant's insurance proceeds covering Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs, and other personal property, shall be disbursed and paid to Landlord.

5.2 Condemnation. If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain, or otherwise transferred in lieu thereof, or if any part of the Property is taken and its continued operation as a commercial property is not, in Landlord's sole discretion, economical, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. No award for any total or partial taking shall be apportioned, and Tenant hereby unconditionally assigns to Landlord any award which may be made in such taking or condemnation. In the event of a partial taking which does not result in the termination of this Lease, Rent shall be apportioned according to the part of the Premises remaining usable by Tenant.

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SECTION 6

INDEMNIFICATION

6.1 Indemnification. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all claims, damages, liabilities, or expenses arising out of (a) Tenant's use of the Premises, (b) any and all claims arising from any breach or default in the performance of any obligation of Tenant, (c) any act, omission, or negligence of Tenant, its agents, or employees. Tenant further releases Landlord from liability for any damages sustained by Tenant due to the Premises or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident, including but not limited to any damage caused by water, snow, windstorm, tornado, hurricane, gas steam, electrical wiring, sprinkler system, plumbing, heating, and air conditioning apparatus, and from any acts or omission of co-tenants or other occupants of the Property. Landlord shall not be liable for any damage to or loss of Tenant's personal property, inventory, fixtures, or improvements, from any cause whatsoever except the affirmative acts of proven negligence of Landlord, and then only to the extent not covered by insurance to be obtained by Tenant in accordance with Section 7 hereof.

SECTION?

INSURANCE

7.1 Liability Insurance. Tenant shall maintain at its sole expense throughout the Initial Term and the Renewal Term general commercial liability insurance covering the Premises in an amount of One Million Dollars ($1,000,000.00) for injury or death to any one person and Two Million Dollars ($2,000,000.00) for injury and/or death to any number of persons in any one accident and property damage insurance in an about of One Million Dollars ($1,000,000.00) in companies satisfactory to Landlord. Tenant shall also keep in force fire and extended coverage insurance for the full replacement value of Tenant's improvements and Tenant's property, including, but not limited to, inventory, trade fixtures, furnishings, and other personal property. Tenant will cause such insurance policies to name Landlord as an additional insured and to be written so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. In addition, Tenant shall keep in force workman's compensation or similar insurance to the extent required by law. Tenant shall deliver said policies or certificates thereof to Landlord within ten (10) days of the commencement of the term. Should Tenant fail to effect the insurance called for herein, Landlord may, at its sole option, procure said insurance and pay the requisite premiums, in which event, Tenant shall pay all sums so expended to Landlord, as additional rent following invoice. The policies shall provide that Landlord will be given fifteen (15) days prior written notice before the policy or policies in question shall be altered or cancelled.

7.2 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of such other party for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried pursuant to this Lease or any other property insurance actually carried by such party. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises or the contents of either.

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SECTIONS

DEFAULT: REMEDIES OF LANDLORD

8.1 Default and Remedies.

a. The occurrence of any of the following shall constitute an "Event of Default" under this Lease by Tenant:

i. The Rent or other sum due under this Lease is not paid when due (hereinafter referred to as a "Monetary Default");

ii. Tenant fails to fulfill or perform, or violates any other obligation or term of this Lease (hereinafter referred to as a "Nonmonetary Default").

b. Upon the occurrence of an Event of Default, if such Event of Default is not cured within ten (10) days for a Monetary Default or thirty (30) days for a Nonmonetary Default, after written notice of such Event of Default by Landlord to Tenant, Tenant shall be in default under this Lease and Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted by law or in equity:

i. Landlord may take possession of the Premises without further notice, and without prejudicing Landlord's rights to damages.

ii. Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Agreement.

iii. Landlord may terminate this Lease prior to the normal ending thereof by lapse of time or otherwise and collect rent for the period prior to termination thereof.

iv.Landlord, as Tenant's agent, without terminating the Lease, may at Landlord's option enter upon and rent Premises or any part thereof at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.

v. Landlord shall have all other rights and remedies available at law or in equity.

c. Tenant shall pay all reasonable costs, damages, and expenses suffered by Landlord by reason of Tenant's defaults.

d. In the event that Landlord fails to perform or violates any obligation or term of this Lease and fails to cure said default within thirty (30) days after written notice of such Event of Default by Tenant to Landlord, Landlord shall be in default under this Lease and Tenant shall have all rights and remedies available at law or in equity.

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8.2 Bankruptcy. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (A) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (B) compensates or provides for any actual pecuniary loss to Landlord resulting from Tenant' s defaults, and (C) provides adequate assurance or performance during the fully-stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease as set forth hereinabove shall include, without limitation, adequate assurance (1) of the source of Rent reserved hereunder, and (2) the assumption of this Lease will not breach any provision hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of Operating Costs, utilities, or other charges therefore.

SECTION 9

TRANSFERS, ASSIGNMENTS, AND SUBLETTING

9.1 Assignment and Subletting. Tenant may not assign or sublease any interest in the Premises or permit the use of Premises by any party other than Tenant without the prior written consent of Landlord which will not be unreasonably withheld. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. Subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without relieving Tenant's liability.

SECTION 10

SUCCESSION TO LANDLORD'S INTEREST

10.1 Attornment. Tenant shall be bound to any of Landlord's successors under all the terms, covenants, and conditions of this Lease for the balance of the remaining term.

10.2 Subordination. This Lease shall be subordinate to the lien of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in any buildings hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, and replacements thereof. The aforesaid provisions shall be self- operative, and no further instrument of subordination shall be required to evidence such subordination. Tenant covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Landlord and any mortgagees or proposed mortgagees, and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument or instruments within ten (10) days after written notice to do so.

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SECTION 11

SURRENDER OF THE PREMISES

11.1 At the expiration of earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as when tendered by Landlord, reasonable wear and tear and insured casualty excepted. Tenant shall promptly repair any damage to the Premises caused by the removal of any furniture, trade fixtures, or other personal property placed in the Premises.

SECTION 12

MISCELLANEOUS

12.1 Attorneys' Fees and Homestead. Tenant shall pay reasonable attorneys' fees incurred by Landlord in the enforcement of any of the terms, covenants, or provisions hereof. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord its homestead and exemption.

12.2 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the charges herein stipulated shall be deemed to be other than on account of the earliest stipulated charges, nor shall any endorsement or statement on any check or letter companying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of any amounts due hereunder or to pursue any other remedy provided herein.

12.3 Time of Essence. TIME IS OF THE ESSENCE OF THIS LEASE.

12.4 Severability. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

12.5 Brokers. Tenant indemnifies Landlord against any claims for brokerage commissions in connection herewith.

12.6 Waiver. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same provision. Landlord' s consent to or approval of any act by Tenant shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act. No agreement by Landlord to accept Tenant's surrender of the Premises shall be valid unless written.

12.7 Right of Entry. Representatives of Landlord shall have the right to enter the Premises to make inspections, make repairs, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workmen during normal business hours and after reasonable notice to Tenant. Landlord may place and maintain "For Sale" signs on the Premises at any time and "For Rent" signs during the last ninety (90) days of the Lease. Notwithstanding  the foregoing, as provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent.

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12.8 Headings, Captions, and References. The section captions contained in this Lease are for convenience and do not in any way limit or amplify any term or provision hereof. The use of the terms "hereof," "hereunder," and "herein" shall refer to this Lease as a whole, except where noted otherwise.

12.9 Survival of Obligations. The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

12.10 Jury Trial. TENANT AND LANDLORD BOTH WAIVE A TRIAL BY WRY OR ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE OR ANY OF ITS PROVISIONS.

12.11 Notices. Any notice required by this Lease shall be in writing and shall be deemed to be given if delivered personally or mailed by registered or certified mail, return receipt requested, or by a nationally recognized commercial overnight carrier, or by telecopy. Provided, however, the time period in which a response to any notice, demand or request must be given shall commence on the date of receipt by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice, demand or request shall be sent to the respective addresses set forth below (or such other addresses as the party receiving the notice shall have earlier provided to the other party):

As to Landlord:	As to Tenant:

St. John Baptist Church Attn: George P. Lee, III 522-528 Hartridge Street	Prudent Senior Services of Georgia 5522 New Peachtree Road, Suite 129 Chamblee, GA 30341
Savannah, GA 31401

Such addresses may be changed from time to time by either party providing notice as set forth above.

12.12 Representations. Tenant acknowledges that neither Landlord nor Landlord's agents, employees, or contractors have made any representations or promises with respect to the Premises or this Lease, except as expressly set forth herein.

12.13 Exculpation. Tenant agrees that it shall look solely to Landlord's interest in the Premises for the satisfaction of any claim, judgment, decree, decision or ruling lawfully requiring the payment of money by Landlord, and no other real or personal property or assets of Landlord, its members, officers, directors, agents, employees, partners, owners, successors, assigns, or legal representatives shall be subject to satisfaction of any of the foregoing nor liable for any claim against or obligation of Landlord.

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12.14 Governing Law. The laws of the State of Georgia shall govern the interpretation, validity, performance, and enforcement of this Lease. Both parties hereby submit to the jurisdiction of the applicable local court in the county where the Premises is located.

12.15 Entire Agreement/Amendment. This Lease contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written. The Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

12.16 Termination by Landlord. Notwithstanding anything herein to the contrary, Landlord may not terminate this Lease at any time unless Tenant violates the terms of the Lease.

12.17 Cumulative Rights. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

12.18 Failure to Exercise a Power Granted. No failure of Landlord to exercise any power give Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

12.19 Damage or Theft of Personal Property. Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and that the Landlord shall not be liable for theft thereof or any damages thereto occasioned from any act or omission of Landlord, its employees or patrons, or other occupants of the Premises or any other person related to the operation and maintenance of the Premises.

12.20 Definitions. "Landlord" as used in this Lease shall include first party, its representatives, assigns and successors in title to Premises. All the parties agree that in the event the Landlord shall sell or transfer its interest in the title to the demised Property, it shall be relieved of any and all of its obligations under this Lease, but only if the purchaser of the Premises assumes in writing all obligations of the Landlord hereunder. "Tenant" shall include second party, its successors and assigns, and if this Lease shall be validly assigned or subletted, shall include also Tenant's assignees or sub-lessees, as to the Premises covered by such assignment. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

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IN WITNESS WHEREOF, the parties have executed this Lease Agreement to be effective as of the date first shown above.

TENANT:

Prudent Senior Services, a Georgia Corporation

Prudent Senior Services

By:	/s/ Wooiyi Yin
Its:	Secretary
Execution Date:

LANDLORD:

St. John Baptist Church "The Mighty Fortress", Inc., a Georgia corporation

By:	George P. Lee, III
Its:	Pastor/CEO

Bennett K Martin for Dr. George P. Lee III Chairman of Trustry Ministry St John Baptist Church

Execution Date: January 28, 2020

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EXHIBIT "A"

All that certain lot, tract, or parcel of land, situate, lying, and being in the City of Savannah, Chatham County, Georgia, known and designated as Lot Number Twenty (20), Golf Course Tract, as shown on a map recorded in Subdivision Map Book A, page 2 of the Chatham County, Georgia records, and bounded on the North by DeRenne Avenue; on the East by lands nor or formerly of Bonna Bella Improvement Company; on the South by Lot Number Nineteen (19), said subdivision, and on the West by Lot Number Twenty-One (21), said subdivision; and now being in Cook Ward. EXCEPTING this conveyance however the northeast comer of said Lot Number Twenty (20), which comer is more particularly described as follows: Commencing at a point at the northeast comer of said Lot Twenty (20) and running thence in a westerly direction along the southern right of way line of DeRenne Avenue a distance of one hundred ten (110) feet, thence running southerly and parallel to the eastern boundary line of Lot Twenty (20) a distance of two hundred twenty-five (225) feet, thence in an easterly direction and parallel to DeRenne Avenue a distance of one hundred ten (110) feet to the eastern boundary line of Lot Twenty (20), thence running in a northerly direction along the eastern boundary line of Lot Twenty (20) a distance of two hundred twenty-five (225) feet to the point of beginning.

PIN 2-0138-01-058.

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